UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2015

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)            At the Annual Meeting of Shareholders of LSI Industries Inc., which was held on November 19, 2015, the shareholders of the Company approved amendments to the LSI Industries Inc. Amended and Restated 2012 Stock Incentive Plan (the "2012 Plan") to increase the number of common shares available for issuance thereunder by 1,200,000 and to increase the number of stock options or stock appreciation rights that may be granted to an individual in a calendar year by 75,000.  Shareholders also re-approved the material terms of the performance measures set forth in the 2012 Plan.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of LSI Industries Inc. was held on November 19, 2015 at which the following matters were submitted to a vote of shareholders:

(a)            Votes regarding the election of seven directors.

Name	For	Withheld	Broker Non-Votes
Robert P. Beech	18,178,323.99	770,382.11	3,839,398.00
Gary P. Kreider	16,543,638.28	2,405,067.83	3,839,398.00
Dennis B. Meyer	18,174,429.99	774,276.11	3,839,398.00
Wilfred T. O'Gara	18,191,589.99	757,116.11	3,839,398.00
Mark A. Serrianne	18,195,410.04	753,306.07	3,839,398.00
James P. Sferra	17,808,889.04	1,139,827.07	3,839,398.00
Dennis W. Wells	17,985,812.99	962,893.11	3,839,398.00

(b)            Votes regarding the ratification of the Audit Committee's appointment of Grant Thornton LLP as LSI's Independent Registered Public Accounting Firm for fiscal 2016.

For	Against	Abstain
22,602,060.26	65,176.05	120,975.95

(c)            Votes regarding the approval of amendments to the 2012 Plan to increase the number of common shares available for issuance by 1,200,000 and to increase the number of stock options or stock appreciation rights that may be granted to an individual in a calendar year by 75,000 and the re-approval of the material terms of the performance measures set forth in the 2012 Plan.
.

For	Against	Abstain	Broker Non-Votes
13,547,313.64	5,259,526.06	141,974.55	3,839,398.00

(d)            Advisory votes on the Company's executive compensation as described in the Company's Proxy Statement.

For	Against	Abstain	Broker Non-Votes
17,871,216.20	862,237.52	215,360.54	3,839,398.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
LSI INDUSTRIES INC.

BY: /s/Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)
November 20, 2015